Emerald Funds (the "Trust")

FORM N-SAR

Report for the Semi-Annual Period
Ended 11/30/96

Sub-item 77Q1(e): Copies of any new
or amended registrant investment
advisory agreement.

Revised Amendment No. 2 to the
Investment Advisory Agreement
between the Trust and Barnett Capital
Advisors, Inc. relating to the
International Equity and Equity
Value Funds is incorporated by
reference to Exhibit 5(j) to
Post-Effective Amendment No. 19
to the Trust's Registration Statement
on Form N-1A filed on August 26, 1996.

The Sub-Advisory Agreement between
Barnett Capital Advisors, Inc. and
Brandes Investment Partners, L.P.
relating to the International Equity
Fund is incorporated by reference to
Exhibit 5(h) to Post-Effective
Amendment No. 19 to the Trust's
Registration Statement on Form N-1A
filed on August 26, 1996.

Amendment No. 3 to the Investment
Advisory Agreement between the Trust
and Barnett Capital Advisors, Inc.
relating to the Prime Advantage
Institutional and Treasury Advantage
Institutional Funds is incorporated
by reference into the Proxy Statement
filed by the Trust on October 1, 1996.